UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2016

Strategic Storage Trust II, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55617

MD	46-1722812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 28, 2016, Strategic Storage Trust II, Inc. (the “Registrant”), through 29 special purpose entities (collectively, the “Borrowers”) wholly owned by the Registrant’s operating partnership, Strategic Storage Operating Partnership II, L.P., entered into a loan agreement (the “Loan Agreement”) with KeyBank, National Association (“KeyBank”) in which the Borrowers borrowed $95 million from KeyBank. Please see Item 2.03 below for a description of the Loan Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

Under the terms of the Loan Agreement, the Borrowers borrowed $95 million from KeyBank (the “Loan”). Pursuant to the Loan Agreement, the collateral under the Loan consists of the Borrowers’ respective fee interests in 29 self storage properties (the “Mortgaged Properties”). The proceeds of the Loan were primarily used to pay down the Registrant’s existing credit facility with KeyBank (the “Credit Facility”). In connection with paying down the Credit Facility, the Mortgaged Properties were released as collateral under the Credit Facility.

The Loan has an initial term of ten years, maturing on August 1, 2026. In connection with the Loan, the Borrowers entered into two promissory notes, dated July 28, 2016, in the amounts of $70 million and $25 million (the “Promissory Notes”). Monthly payments due under the Promissory Notes are interest-only for the first five years and payments reflecting a 30-year amortization schedule begin thereafter. The Promissory Notes bear interest at 3.89%.

The Loan is secured by first mortgage liens or deeds of trusts on the Mortgaged Properties, an assignment of all leases/rents, perfected first priority security interests in all personal property, escrows, reserves and a cash management account. In addition, the Registrant has provided a guaranty (the “KeyBank Guaranty”), dated July 28, 2016, in favor of KeyBank, in which the Registrant serves as a guarantor of all obligations due under the Loan Agreement.

The Loan may be prepaid with payment of a yield maintenance premium only during the period commencing on the third anniversary of the first monthly payment and ending two years after the completion of securitization of the Promissory Notes by KeyBank. If KeyBank securitizes the Promissory Notes within three years of the first monthly payment, the Loan may not be prepaid but may be repaid in whole or in part through a partial or full defeasance (releasing one or more of the Mortgaged Properties from the liens) beginning two years after the Promissory Notes are securitized.

The description of the Loan Agreement, KeyBank Guaranty and Promissory Notes above are qualified in its entirety by the Loan Agreement, KeyBank Guaranty, Promissory Note A-1 and Promissory Note A-2, attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Loan Agreement

10.2	KeyBank Guaranty

10.3	Promissory Note A-1

10.4	Promissory Note A-2

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST II, INC.

Date: August 3, 2016	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President, Chief Financial Officer and Treasurer